Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S1/A of our report dated April 1, 2011 and October 15, 2010 with respect to the audited financial statements of Future Energy, Corp. for the period from April 6, 2010 (Inception) to January 31, 2011 and from inception to July 31, 2010, respectively.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

June 10, 2011